Exhibit 99.1

BIO-TECHNE RELEASES FIRST QUARTER FISCAL 2020 RESULTS

Minneapolis/October 29, 2019/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the first quarter ended September 30, 2019.

First Quarter FY2020 Snapshot

●	First quarter organic revenue increased by 13% (12% reported) to $183.2 million.

●	GAAP EPS was $0.37 versus $0.45 one year ago. Delivered adjusted earnings per share (EPS) of $1.06, an increase of 8% over the prior year.

●	Both segments delivered solid double-digit organic growth with Diagnostics and Genomics at 16% and Protein Sciences at 12%.

●	Construction commenced on a state-of-the-art GMP manufacturing facility to support our expanding cell and gene therapy portfolio.

●

More than 60 million Medicare beneficiaries will be covered for the ExoDx Prostate IntelliScore (EPI) test on December 1, 2019, upon finalization of the Local Coverage Decision from the Medicare Administrative Contractor.

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“We opened fiscal 2020 posting an outstanding first quarter,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “The 13% organic growth for the quarter was the result of very good execution from our global team and our strong product portfolio, which remains extremely vital in research workflow for our customers.”

Kummeth added, “Our end-markets, including BioPharma and Europe, remain healthy, while China continues to outperform at nearly 20% growth. I’m very proud of the team for this excellent start to the year and very optimistic about our future execution and growth due to all the exciting new products and services we offer as a valued partner to researchers worldwide. ”

First Quarter Fiscal 2020

Revenue

Net sales for the first quarter increased 12% to $183.2 million. Organic growth was 13% compared to the prior year, with foreign currency exchange having an unfavorable impact of 1% and acquisitions contributing less than 1% to revenue growth.

GAAP Earnings Results

GAAP EPS decreased to $0.37 per diluted share, versus $0.45 in the same quarter last year. GAAP EPS was unfavorably impacted by an unrealized loss on our ChemoCentryx investment. GAAP operating income for the first quarter of fiscal 2020 increased 29.4% to $33.3 million, compared to $25.8 million in the first quarter of fiscal 2019. GAAP operating margin was 18.2%, compared to 15.8% in the first quarter of fiscal 2019. GAAP operating margin compared to prior year was positively impacted by the timing of stock compensation expense recognized as a result of adding new requirements for certain vesting eligibility.

Non-GAAP Earnings Results

Adjusted EPS increased to $1.06 per diluted share, versus $0.98 in the same quarter last year, an increase of 8% resulting from higher sales volumes. Adjusted operating income for the first quarter of fiscal 2020 increased 6% compared to the first quarter of fiscal 2019. Adjusted operating margin was 31.8%, compared to 33.9% in the first quarter of fiscal 2019. Adjusted operating margin compared to the prior year was negatively impacted by recent acquisitions and unfavorable foreign exchange rates.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biotechnology community. Additionally, the segment provides an array of platforms useful in various areas of protein analysis. Protein Sciences segment’s first quarter fiscal 2020 net sales were $141.0 million, an increase of 12% from $126.4 million for the first quarter of fiscal 2019. Organic growth for the segment was 12%, with foreign currency exchange having an unfavorable impact of 1% on revenue growth and acquisitions contributing 1% to revenue growth. Protein Sciences segment’s operating margin was 42.2% in the first quarter of fiscal 2020 compared to 43.2% in the first quarter of fiscal 2019. The segment’s operating margin compared to the prior year was negatively impacted by product mix and unfavorable foreign exchange.

Diagnostics and Genomics Segment

The Company’s Diagnostics and Genomics segment provides blood chemistry and blood gas quality controls, hematology instrument controls, diagnostics immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Genomics segment also develops and provides in situ hybridization products as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Genomics segment’s first quarter fiscal 2020 net sales were $42.6 million compared to $36.7 million for the first quarter of fiscal 2019. Organic growth for the segment was 16%, with foreign currency exchange having an unfavorable impact of 1% and acquisitions contributing 1%. The Diagnostics and Genomics segment’s operating margin was 2.1% in the first quarter of fiscal 2020 compared to 6.9% in the first quarter of fiscal 2019. The segment’s operating margin was negatively impacted by the acquisition of Exosome which was acquired in August of 2019.

Conference Call

Bio-Techne will host an earnings conference call today, October 29, 2019 at 8:00 a.m. CST. To listen, please dial 1-888-394-8218 or 1-323-701-0225 for international callers, and reference conference ID 5097333. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by going to:

http://audio.viavid.com/20191029-136366-bio-techne.mp3

The replay will be available from 11:00 a.m. CDT on Tuesday, October 29, 2019 until 11:00 p.m. CDT on Friday, November 29, 2019.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Organic growth

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measure of organic growth represents revenue growth excluding revenue from acquisitions within the preceding 12 months as well as the impact of foreign currency. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock-based compensation expense, which is inclusive of the employer portion of payroll taxes on those stock awards, restructuring, impairments of equity method investments, gain and losses from investments, and certain adjustments to income tax expense. Stock-based compensation is excluded from non-GAAP adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, variety of award types, and unpredictability of amount and timing of employer related tax obligations. Impairments of equity investments are excluded as they are not part of our day-to-day operating decisions. Additionally, gains and losses from other investments that are either isolated or cannot be expected to occur again with any predictability are excluded.   Costs related to restructuring activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $714 million in net sales in fiscal 2019 and has over 2,200 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Senior Director, Corporate Development
David.Clair@bio-techne.com
612-656-4416

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Net sales	$183,243	$162,970
Cost of sales	64,829	55,367
Gross margin	118,414	107,603
Operating expenses:
Selling, general and administrative	69,010	67,051
Research and development	16,077	14,789
Total operating expenses	85,087	81,840
Operating income	33,327	25,763
Other income (expense)	(15,521)	(8,177)
Earnings before income taxes	17,806	17,586
Income taxes	3,408	183
Net earnings	$14,398	$17,403
Earnings per share:
Basic	$0.38	$0.46
Diluted	$0.37	$0.45
Weighted average common shares outstanding:
Basic	38,032	37,697
Diluted	39,253	38,813

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	9/30/19	6/30/19
ASSETS
Cash and equivalents	$99,891	$100,886
Short-term available-for-sale investments	58,520	65,147
Accounts receivable, net	122,724	137,466
Inventories	90,855	91,050
Other current assets	19,955	18,058
Total current assets	391,945	412,607

Property and equipment, net	156,783	154,039
Right of use asset	76,962	-
Goodwill and intangible assets, net	1,293,750	1,312,096
Other assets	5,588	5,668
Total assets	$1,925,028	$1,884,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$42,697	$71,237
Contract liabilities	9,108	9,084
Income taxes payable	6,533	5,764
Contingent consideration payable	8,170	3,400
Operating lease liabilities – current	9,260	-
Current portion of long-term debt obligations	12,500	12,500
Total current liabilities	88,268	101,985

Deferred income taxes	88,530	89,754
Long-term debt obligations	473,556	492,660
Operating lease liabilities	72,870	-
Long-term contingent consideration payable	5,130	9,200
Other long-term liabilities	22,450	25,222
Stockholders’ equity	1,174,224	1,165,589
Total liabilities and stockholders’ equity	$1,925,028	$1,884,410

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Gross margin percentage – GAAP	64.6%	66.0%
Identified adjustments:
Costs recognized upon sale of acquired inventory	-	0.6%
Amortization of intangibles	4.7%	5.4%
Stock compensation expense - COGS	0.2%	-
Gross margin percentage - Adjusted	69.5%	72.0%

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Operating margin percentage – GAAP	18.2%	15.8%
Identified adjustments:
Costs recognized upon sale of acquired inventory	-	0.6%
Amortization of intangibles	8.1%	8.8%
Acquisition related expenses	0.7%	1.6%
Stock-based compensation	4.8%	7.1%
Operating margin percentage - Adjusted	31.8%	33.9%

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Net earnings – GAAP	$14,398	$17,403
Identified adjustments:
Costs recognized upon sale of acquired inventory	-	935
Amortization of intangibles	14,901	14,276
Acquisition related expenses	1,404	2,722
Stock-based compensation	8,800	11,565
Realized and unrealized loss (gain) on investments	10,401	2,202
Tax impact of above adjustments	(6,982)	(6,712)
Tax impact of discrete items	(1,271)	(4,176)
Net earnings - Adjusted	$41,651	$38,215

Earnings per share - diluted – Adjusted	$1.06	$0.98

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Protein Sciences segment revenue	$140,995	$126,391
Diagnostics and Genomics segment revenue	42,552	36,747
Intersegment revenue	(304)	(168)
Consolidated revenue	$183,243	$162,970

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/19	9/30/18
Protein Sciences segment operating income	$59,538	$54,614
Diagnostics and Genomics segment operating income	900	2,536
Segment operating income	60,438	57,150
Costs recognized upon sale of acquired inventory	-	(935)
Amortization of intangibles	(14,901)	(14,276)
Acquisition related expenses	(1,310)	(2,631)
Stock-based compensation	(8,800)	(11,565)
Corporate general, selling, and administrative	(2,100)	(1,980)
Operating income	$33,327	$25,763